Exhibit 10.11


                                 LEASE AGREEMENT


STATE OF TEXAS

COUNTY OF TRAVIS


     This Lease Agreement ("this Lease") is made and entered into by and between INDUSTRIAL PROPERTIES CORPORATION ("Landlord") and
NANO-PROPRIETARY, INC. ("Tenant");

     1. PREMISES AND TERM. In consideration of the obligation of Tenant to pay Rent as provided in this Lease, and in consideration of the other terms, provisions, and covenants of this Lease, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord certain premises described and delineated on the demising plan contained in Exhibit A attached hereto and incorporated herein by this reference, situated within a building (the "Building") located on certain real property (the "Land") within the above-named County and State and more particularly described as follows:

Approximately 16,111 square feet of space located at 3006 Longhorn Boulevard, Suites 105, 106, 107, 108, and 109, Austin, Travis County, Texas,


together with the other improvements erected upon said premises (the said premises and the improvements located therein being herein referred to as the "Premises").

     To Have and to Hold the Premises, subject to the other terms and provisions of this Lease, for a term (the "Term") commencing on FEBRUARY 15, 2004 (the "Commencement Date") and ending THIRTY-SIX (36) months thereafter. If this Lease is executed before the Premises become vacant or otherwise available and ready for occupancy, or if any present tenant or occupant of the Premises holds over and Landlord cannot acquire possession of the Premises prior to the originally scheduled commencement date, Landlord shall not be deemed to be in default, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same; and Landlord hereby waives payment of rent covering any period prior to the tendering of possession of the Premises to Tenant. Landlord will not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the Commencement Date stated above. Landlord's non-delivery of possession of the Premises to Tenant on the Commencement Date will not affect this Lease or the obligations of Tenant under this Lease. However, the Commencement Date will be delayed until possession of the Premises is delivered to Tenant. The Term will be extended for a period equal to the delay in delivery of possession of the Premises to Tenant. If delivery of possession of the Premises to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the revised Commencement Date and expiration date of the Term. If Tenant occupies the Premises before the Commencement Date, Tenant's occupancy of the Premises will be subject to all of the provisions of this Lease. By taking possession of the Premises, Tenant shall be deemed to have acknowledged that it has inspected the Premises and accepts the Premises in their then present condition as suitable for the purpose for which the Premises are leased. Tenant further acknowledges that no representations as to the repair of the Premises, nor promises to alter, remodel, or improve the Premises, have been made by Landlord, except for those expressly set forth in this Lease.

     2. RENT.

         2.1 As used in this Lease, "Rent" means "Base Rent" (defined in Section 2.2) and "Additional Rent" (defined in Section 3).

         2.2 Tenant agrees to pay to Landlord rent for the Premises, without deduction, set off, or abatement, for the Term, at the rate of $4,477.75 PER MONTH FOR THE PERIOD BEGINNING FEBRUARY 15, 2004 AND ENDING MAY 15, 2004 AND $7,462.62 PER MONTH FOR THE PERIOD BEGINNING MAY 16, 2004 AND ENDING FEBRUARY 14, 2007 (the "Base Rent"). One such monthly installment shall be due and payable on the Commencement Date recited above, and a like monthly installment shall be due and payable in advance without demand on or before the same day of each succeeding month during the Term. However, if such Commencement Date should be a date other than the first day of a calendar month, there shall be due and payable on said Commencement Date as Base Rent for the balance of the calendar month during which said Commencement Date shall

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fall,  a sum equal to that  portion  of the Base Rent for a full month as herein provided which the number of days from said Commencement Date to the end of the calendar month during which said Commencement Date shall fall bears to the total number of days in such month, and all succeeding installments of Base Rent shall be payable in advance on or before the first day of each succeeding calendar month during the Term. Tenant shall cause payments to be properly mailed or otherwise delivered so as to be actually received by Landlord on or before the due date (and not merely deposited in the mail).

     3. TENANT'S OBLIGATION TO PAY REIMBURSABLE EXPENSES AS ADDITIONAL RENT. As "Additional Rent" (herein so called), in addition to and separate from the Base Rent payable under Section 2.2, Tenant shall pay to Landlord the Reimbursable Expenses (as herein defined), as adjusted from time to time, pursuant to the provisions herein stated. For purposes of this Lease, the following terms shall have the herein indicated meanings:

         3.1 "Reimbursable Expenses" means "Tenant's Share" of "Taxes," "Common Area Maintenance", and "Insurance Premiums" (as all such terms are herein defined).

         3.2 The term "Tenant's Share" means a fraction (expressed as a percentage to two decimal places), the numerator of which is the floor area (in square feet) of the Premises and the denominator of which is the aggregate leaseable floor area (in square feet) in all buildings (including the Building) now or hereafter situated on the Land as of the first day of January for the relevant calendar year. Landlord and Tenant hereby stipulate that Tenant's Share is 32.22 % as of the commencement of the Term hereof. "Tenant's Share" of Insurance Premiums shall include the amount of increased Insurance Premiums, if any, attributable to any use of the Premises by Tenant, whether approved by Landlord or not, that causes the Insurance Premiums to increase, and such amounts of Insurance Premiums shall be excluded from the calculations of other tenants' Tenant's Share of Insurance Premiums.

         3.3 "Taxes" means all real estate taxes (including, without limitation, rent taxes and other governmental or quasi-governmental charges) and all assessments, both general and special (including, without limitation, assessments of any and all property owners' associations, utility districts, water districts, and other governmental and private authorities having the power to make assessments), lawfully levied or assessed against the Land, Building, and Premises or any part thereof. If applicable, Landlord shall have the right, in Landlord's sole discretion, to allocate in a reasonable manner the values of multiple properties carried by taxing authorities on a single tax account.

         3.4 "Common Area Maintenance" ("CAM") means, for each calendar year (or portion thereof) during the Term, the aggregate of all costs, expenses, and liabilities of every kind or nature paid or incurred by Landlord in connection with Landlord's obligation to take reasonable care of the Land and Building as provided in Section 8.

         3.5 "Insurance Premiums" means all of Landlord's insurance premiums attributable to the Building, including but not limited to insurance for fire, casualty, extended coverage, general liability, and property damage.

         3.6 Monthly during the first year of the Term, Tenant shall pay Landlord the sum of $2,078.33 per month, monthly in advance, as an initial estimate of the Reimbursable Expenses, payable at the same time and place as the Base Rent is payable; provided, however, if the Term does not begin on the first day of a calendar month, Tenant shall pay a pro rata portion of such sum for such partial month; such applicable amount being herein referred to as the "Estimated Charge." Landlord shall have the right to adjust such monthly estimate on an annual basis pursuant to Section 3.7 hereof. The monthly amount payable to Landlord under this Section 3.6 will be made up of $1,635.27 per month, as an estimate of the monthly Expense Reimbursement with respect to Taxes, $333.50 per month, as an estimate of the monthly Expense Reimbursement with respect to CAM, and $109.56 per month, as an estimate of the monthly Expense Reimbursement with respect to Insurance Premiums.

         3.7 Within 120 days after the end of each calendar year occurring during the Term (and subsequent to the expiration or other termination of this Lease if such occurs on a date other than the last day of a calendar year), Landlord shall give Tenant notice of the total amount paid by Tenant for the relevant calendar year together with the actual amount of Tenant's Reimbursable Expenses for such calendar year. If the actual amount of the Reimbursable Expenses with respect to such period exceeds the aggregate amount previously paid by Tenant with respect thereto during such period, Tenant shall pay to Landlord the deficiency within ten (10) days following notice from Landlord. However, if the aggregate amount previously paid by Tenant with respect thereto exceeds the Reimbursable Expenses for such period, then, at Landlord's election, such surplus (net of any amounts then owing by Tenant to Landlord) shall be credited against the next ensuing installment of the Reimbursable Expenses due hereunder by Tenant, or Landlord may refund such net surplus to Tenant within thirty (30) days

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

following Landlord's calculation of the Reimbursable Expenses with respect to any calendar year. Landlord shall be entitled to adjust, in its reasonable discretion, the Estimated Charge, such adjusted Estimated Charge to be payable on the first day of the calendar month immediately following Landlord's notice of such adjustment and to remain in effect until further notice from Landlord.

         3.8 Landlord's books and records with respect to Taxes, CAM, and Insurance Premiums shall be made available for inspection by Tenant at Landlord's offices during Landlord's business hours.

     4. DEPOSIT. Tenant agrees to deposit with Landlord on the date hereof the sum of $9,540.95, which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any "event of default," as herein defined, by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such deposit to the extent necessary to make good any arrears of Rent and any other damage, injury, expense, or liability caused by such event of default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. If no event of default by Tenant has occurred and is continuing, any remaining balance of such deposit shall be returned by Landlord to Tenant upon expiration of this Lease. Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of this Lease and for purposes of section 502(b)(6) (or comparable provision of any future bankruptcy law) of the Federal Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code").

     5. DISCLAIMER OF WARRANTIES. BY EXECUTION OF THIS LEASE, TENANT ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE, NEITHER LANDLORD NOR ANY OFFICER, PARTNER, AGENT, EMPLOYEE, OR REPRESENTATIVE OF LANDLORD MAKES OR HAS MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, OR ANY PORTION THEREOF, ITS PHYSICAL CONDITION, INCOME TO BE DERIVED THEREFROM, OR EXPENSES TO BE INCURRED WITH RESPECT THERETO, ITS FITNESS OR SUITABILITY FOR ANY PARTICULAR USE, OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE SAME. THERE ARE NO ORAL AGREEMENTS, WARRANTIES, OR REPRESENTATIONS COLLATERAL TO OR AFFECTING THE PREMISES OR ANY PORTION THEREOF, EXCEPT AS MAY BE OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE. LANDLORD AND TENANT EACH HEREBY AGREES THAT THE PREMISES ARE LEASED IN AN AS IS CONDITION WITH ANY AND ALL LATENT OR PATENT DEFECTS. IN NO EVENT SHALL TENANT HAVE THE RIGHT TO RECOVER CONSEQUENTIAL DAMAGES. TENANT, BY EXECUTION OF THIS LEASE, EXPRESSLY AGREES THAT LANDLORD HAS NOT MADE AND DOES NOT MAKE ANY WARRANTIES WITH RESPECT TO THE PREMISES UPON WHICH AN ACTION UNDER THE TEXAS DECEPTIVE TRADE PRACTICES ACT COULD BE BASED.

     6. USE. The Premises shall be used, to the extent permitted by applicable law, only for general office purposes and, to the extent applicable, for the purpose of receiving, storing, shipping, and selling (other than retail) products, materials, and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Tenant shall, at its own cost and expense, obtain and at all times maintain any and all licenses and permits necessary for any such use. Tenant, at Tenant's expense, shall comply with all laws, rules, orders, ordinances, directions, regulations, and requirements of federal, state, county, and municipal authorities pertaining to Tenant's use of the Premises and with all recorded covenants, conditions, and restrictions, regardless of when they become effective, and shall promptly comply with all governmental orders and directives for the correction, prevention, and abatement of nuisances and other activities in or upon, or connected with the Premises, all at Tenant's sole expense. Without Landlord's prior written consent, Tenant shall not receive, store, or otherwise handle any product, material, or merchandise which is explosive or highly inflammable or any material which may be corrosive or otherwise damaging to the Premises or any appurtenances thereto. Tenant shall not, without Landlord's approval, permit the Premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous or the premiums therefor more expensive. Further, Tenant shall not introduce into the Premises or use therein any equipment or fixtures which might be reasonably expected, due to excess weight, vibration, or any other characteristic, to cause damage to the Premises or undue interference with the occupants of adjacent premises, and Tenant shall not permit, for any reason, any fumes, odors, or excess noise to emanate from the Premises. Additionally, Tenant shall not store any products, materials, or merchandise outside the exterior walls or interior demising walls of the Premises without Landlord's prior written consent.

     7. TAXES AND ASSESSMENTS. Subject to Tenant's obligation to pay to Landlord the Reimbursable Expenses, Landlord agrees to pay before they become delinquent Tenant's Share of all Taxes; provided, however, Landlord may, at its sole cost

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and expense (in its own name or in the name of both Landlord and Tenant as
Landlord may deem appropriate) dispute and contest the same, and in such case such disputed item need not be paid until finally adjudged to be valid and any right to appeal has lapsed. At the conclusion of such contest, Landlord shall pay the items contested to the extent that they are held valid, together with all items, court costs, interest, and penalties relating thereto. If the real estate taxes levied against the Premises are increased as a result of any alterations, additions, or improvements made by Tenant or by Landlord at the request of Tenant, Tenant shall pay to Landlord upon demand, as Additional Rent, the amount of the increase and continue to pay the increase during the Term.

     8. REPAIR AND COMMON AREA OBLIGATIONS. Landlord shall at its expense maintain only the roof, foundation, and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear excepted. Tenant shall repair and pay for any damage caused by the negligence or willful misconduct of Tenant, or Tenant's employees, agents, or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors, or special storefronts. Tenant shall immediately give Landlord written notice of any defect or need for repairs, after which Landlord shall have a reasonable opportunity to repair same or cure such defect. Landlord's liability hereunder shall be limited to the cost of such repairs or curing such defect. In the event the Premises have air conditioning installed therein on the date of this Lease, then Landlord represents that on the Commencement Date of this Lease such air-conditioning system shall be in good operating condition; provided, however, that during the Term, Tenant shall at its own cost and expense maintain such system in good operating condition, shall make all necessary repairs and replacements, and upon termination of this Lease shall deliver such system to Landlord in good operating condition. Subject to Tenant's obligation to pay to Landlord the Reimbursable Expenses, Landlord shall take reasonable care to maintain and repair the common areas of the Land and Building, and the grounds around the Building, including exterior lighting, mowing of grass, care of shrubs and trees, and general landscaping and shall keep the parking areas, driveways, and exterior loading areas in a reasonably clean, usable, and sanitary condition.

     9. INSURANCE. Subject to Tenant's obligation to pay to Landlord the Reimbursable Expenses, Landlord covenants and agrees to maintain standard fire and extended coverage insurance covering the Building (exclusive of any of Tenant's fixtures, furnishings, and equipment attached thereto or located thereon) in an amount not less than eighty percent (80%) of the replacement cost thereof. Tenant shall not permit any operation or activity to be conducted, or storage or use of any volatile or any other materials, on or about the Premises that would cause suspension or cancellation of any insurance policy carried by Landlord, or increase the premiums therefor, without the prior written consent of Landlord.

     10. TENANT'S REPAIRS. Tenant shall, at its own cost and expense, keep in good condition and repair all other parts of the Premises, including but not limited to, windows, glass and plate glass, doors (including overhead doors), any special storefront, interior walls and finish work, floors and floor covering, heating, ventilating, and air-conditioning systems, gutters, downspouts and protective posts therefor, curbs, dock boards, dock bumpers, dock levelers, steps and landings, plumbing work and fixtures, and gas, electric, water, and other utility lines, and shall take good care of the Premises and its fixtures and suffer no waste. Tenant shall keep the Premises free of all pest infestation, including, but not limited to, termites and rodents, and shall maintain a regular pest control prevention program. Except as set forth in the last sentence of this Section 10, Tenant shall not be obligated to repair any damage caused by fire, tornado, or other casualty covered by items set forth under the extended coverage provisions of Landlord's fire insurance policy. In the event the Premises are served by rail track or spur track, then Tenant, notwithstanding the provisions of any rail track agreements to the contrary, shall be liable and responsible for maintaining, or reimbursing the rail carrier for the maintenance of, the portion of the track and related facilities adjacent to the Premises. Tenant shall also be obligated to repair any damage to the Premises or any part thereof caused by the negligent act or willful misconduct of Tenant, its agents, customers, employees, or invitees regardless of whether Tenant would otherwise be obligated to make such repair by the provisions hereof.

     11. ALTERATIONS. Tenant shall not make any major alterations, additions, or improvements to the Premises without the prior written consent of Landlord. Tenant may, without the consent of Landlord, but at Tenant's own cost and expense and in a good, workmanlike manner, make such minor alterations, additions, or improvements or erect, remove, or alter such partitions, or erect such shelves, bins, machinery, and trade fixtures as it may deem advisable, without altering the basic character of the Building or improvements, without affecting the structural or loadbearing elements of the Building or improvements, without overloading or damaging such Building or improvements or any utility systems servicing same, and without interference to the other occupants of the Building or any other of Landlord's tenants, and in each case complying with all applicable governmental laws, ordinances, regulations, and other requirements. At the termination of this Lease, Tenant shall, if Landlord so elects, and at Tenant's sole cost and expense, remove all alterations, additions, improvements, and partitions erected by Tenant and restore the Premises to their original condition; otherwise, such improvements shall be

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delivered to Landlord with the Premises. All shelves, bins, machinery, and trade fixtures installed by Tenant may be removed by Tenant at the termination of this Lease, if Tenant so elects, so long as no event of default by Tenant is then in existence, and shall be removed if required by Landlord. All such removals and restorations shall be accomplished in a good, workmanlike manner so as not to damage the primary structure or structural qualities of the Building and other improvements situated on the Premises. Any fixtures installed in the Premises by Tenant other than shelves, bins, machinery, and similar trade fixtures shall become the property of Landlord when installed.

     12. SIGNS. Tenant shall have the right to install signs upon the exterior of the Building and other improvements situated on the Premises only when first approved in writing by Landlord and subject to any applicable governmental laws, ordinances, regulations, and other requirements and subject to applicable restrictive covenants, if any. Tenant shall remove all such signs (or lettering installed by Tenant on sign panels installed by Landlord) at the termination of this Lease. Such installations and removals shall be made in such a manner as to avoid injury or defacement of the Building and other improvements situated on the Premises.

     13. INSPECTION. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any time during reasonable business hours for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required to be made by Landlord under the terms of this Lease and for the purpose of showing the Premises and the Building to prospective purchasers. During the period that is six (6) months prior to the end of the Term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any time during reasonable business hours for the purpose of showing the Premises to prospective tenants and shall have the right to erect on the Premises a suitable sign indicating that the Premises are for sale or lease.

     14. UTILITIES. Landlord agrees to provide such water, electricity, telephone, and other utility service connections into the Premises as may be presently in place. Tenant shall pay all charges incurred for any utility services used on or from the Premises and any maintenance charges for utilities, shall be responsible for any costs associated in any manner with any additional utility connections to the Premises which Tenant may require, and shall furnish all electric light bulbs and tubes. Such payments shall be made directly to the supplier of any utility separately metered (or submetered) to the Premises, or to Landlord if any such utilities are not separately submetered or metered. Landlord shall calculate the cost of Tenant's portion of any such utilities on such equitable basis as may be determined by Landlord with respect to any such utilities. Unless otherwise required by law, Landlord is the party entitled to designate utility and telecommunication service providers to the Building. Landlord shall in no event be liable for any interruption or failure of utility or telecommunication services on the Premises.

     15. ASSIGNMENT AND SUBLETTING.

         15.1 Tenant shall not have the right to assign this Lease or to sublet the whole or any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding any assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of the Rent herein specified and for compliance with all of the other obligations imposed on Tenant under the terms, provisions, and covenants of this Lease. Upon the occurrence of an event of default, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from such assignee or subtenant all rents or payments becoming due to Tenant under such assignment or sublease and apply such rent or payment against any sums due to Landlord by Tenant. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease. Landlord shall have the right to assign any of its rights under this Lease.

         15.2 If Tenant is a corporation, then any transfer of this Lease from Tenant by merger, consolidation, or dissolution or any change in ownership or power to vote a majority of the voting stock in Tenant outstanding at the time of execution of this instrument (or at any future time) shall constitute an assignment for the purpose of this Lease; provided, however, that acquisition of all stock of a corporate Tenant by any corporation, the stock of which is listed on either the New York or American Stock Exchange, or the merger of a corporate Tenant into such a corporation, the stock of which is so listed, shall not itself be deemed to be a violation of Section 15 hereof. For purposes of this
Section 15.2, the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation involved.

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         15.3 If Tenant is a general partnership having one or more corporations as partners, or if Tenant is a limited partnership having one or more corporations as general partners, the provisions of the preceding Section 15.2 shall apply to each of such corporations as if such corporation alone had been the Tenant hereunder.

         15.4 If Tenant is a general partnership, then the transfer of a majority of the partnership interest of Tenant existing at the time of execution of this instrument (or at any future time) shall constitute an assignment for the purpose of this Lease. If Tenant is a limited partnership, then the assignment of all or any portion of the interest of a general partner of Tenant shall constitute an assignment for the purpose of this Lease.

     16. FIRE AND CASUALTY DAMAGE.

         16.1 If the Premises should be damaged or destroyed by fire, tornado, or other casualty, Tenant shall give immediate written notice thereof to Landlord.

         16.2 If the Premises or the Building should be totally destroyed by fire, tornado, or other casualty, or if either should be so damaged that rebuilding or repairs cannot be completed within 200 days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

         16.3 If the Premises or the Building should be damaged by fire, tornado, or other casualty, but only to such extent that rebuilding or repairs can be completed within 200 days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, but Landlord shall, at its sole cost and expense, proceed with reasonable diligence to rebuild and repair such Building to substantially the condition in which it existed prior to such damage, except that (i) Landlord shall not be required to so rebuild or repair if less than twelve (12) months remain in the Term hereof after the expiration of such 200-day period, (ii) Landlord shall not be required to rebuild, repair, or replace any part of the partitions, fixtures, and other improvements which may have been placed on the Premises by Tenant, and (iii) so long as Landlord has complied with the provisions hereof relating to insurance coverage, Landlord shall not be obligated to expend any funds in excess of available insurance proceeds attributable to such damage in rebuilding the Premises. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period the Premises are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within 200 days after the date upon which Landlord is notified by Tenant of such damage, Tenant may, at its option, terminate this Lease by delivering written notice of termination to Landlord within thirty (30) days after the expiration of such 200-day period, as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and determine.

         16.4 Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant, whereupon all rights and obligations hereunder shall cease and determine.

         16.5 Any insurance which may be carried by Landlord or Tenant against loss or damage to the buildings and other improvements situated on the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

         16.6 Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other cause of loss covered by the insurance maintained hereunder, even if such fire or other casualty shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasing parties' policies contain a clause or endorsement to the effect that any release shall not adversely affect or impair said policies or prejudice the right of the releasing party to recover thereunder. Each of Landlord and Tenant agrees that it shall request its insurance carriers to include in its policies such a clause or endorsement.

     17. LIABILITY. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons, or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises caused by the negligence or misconduct of Tenant, its agents, servants, or employees, or of any other person entering upon the Premises or caused by the

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Building and  improvements  located on the Premises  becoming out of repair,  or caused by leakage of gas, oil, water, or steam or by electricity emanating from the Premises, or caused by or arising out of the Tenant's failure to comply with the requirements of this Lease, or due to any cause whatsoever, and Tenant agrees to indemnify Landlord and hold it harmless from any loss, expense, or claims, including attorneys' fees, arising out of any such damage or injury; except that any injury to person or damage to property caused by the gross negligence of Landlord or by the failure of Landlord to repair and maintain that part of the Premises which Landlord is obligated to repair and maintain within a reasonable time after the receipt of written notice from Tenant of needed repairs or defects shall be the liability of Landlord and not of Tenant. Tenant shall procure and maintain throughout the Term a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands, or actions arising out of or in connection with Tenant's use or occupancy of the Premises, or by the condition of the Premises, the limits of such policy or policies to be in an amount not less than $1,000,000 in respect of any one occurrence and a general aggregate limit of $2,000,000, and to be written by insurance companies authorized to do business in the state in which the Premises are located and satisfactory to Landlord. Such policies or duly executed certificates of insurance shall be promptly delivered to Landlord and renewals thereof as required shall be delivered to Landlord at least ten (10) days prior to the expiration of the respective policy terms. All such policies shall contain provisions requiring that the insurer give Landlord not less than thirty (30) days' prior written notice of the cancellation of such policies.

     18.  CONDEMNATION.

         18.1 If the whole or any substantial part of the Premises or the Building or Land upon which the Premises are located should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall occur. For the purposes hereof "substantial part of the Premises" shall be deemed to mean such portion of the Premises the loss of which would, in Landlord's reasonable opinion, materially lessen the usefulness of the Premises to Tenant for the purposes for which Tenant is then using the Premises.

         18.2 If less than a substantial part of the Premises or the Building or Land upon which the Premises are located shall be taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall not terminate, but the Rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

         18.3 In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings.

     19. HOLDING OVER. Should Tenant, or any of its successors in interest, hold over the Premises, or any part thereof, after the expiration of the Term, as the Term may be renewed or extended, unless otherwise agreed in writing, such holding over shall constitute and be construed as creating a month-to-month tenancy only, terminable at the will of Landlord, at a rental equal to the greater of (a) the then fair market rental value of the Premises or (b) the total rental payable for the last month of the Term plus fifty percent (50%) of such amount, payable in full on the first day on which Tenant holds over and on the first day of each month thereafter during such holdover period. The inclusion of the preceding sentence shall not be construed as Landlord's permission for Tenant to hold over.

     20. QUIET ENJOYMENT. Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances, and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions, and other conditions of record. In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental and performing its other covenants and agreements under the terms of this Lease, shall peaceably and quietly have, hold, and enjoy the Premises for the Term without hindrance or molestation from Landlord, or anyone claiming by, through, or under Landlord, but not otherwise, subject to the terms and provisions of this Lease.

     21. TENANT'S ENVIRONMENTAL COVENANTS, REPRESENTATIONS, AND INDEMNITY.

         21.1 Tenant shall strictly comply with all Environmental Laws which relate to or affect the Premises, the Building, or the Land during the Term and any extensions or renewals thereof.

         21.2 "Environmental Laws" means all federal, state and local laws, ordinances, regulations and rules, as amended from time to time, regulating or pertaining to human health and the environment; including, without limitation,
(a) the Solid Waste Disposal Act, 42 U.S.C.ss.6901 et seq. (also known as the Resource Conservation and Recovery Act), (b) the Comprehensive Environmental Response, Compensation & Liability Act, 42 U.S.C.ss.9601 et seq., (c) the Federal Water Pollution Control Act, 33 U.S.C.ss.1251 et seq. (also known as the "Clean Water Act"), (d) the Clean Air Act, 42 U.S.C.ss.7401 et seq., (e) the Toxic Substance Control Act, 15 U.S.C. ss.2601 et seq., (f) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.ss.11001 et seq., (g) the Oil Pollution Act, 33 U.S.C.ss.2701 et seq., (h) radioactive materials under the Atomic Energy Act, 42 U.S.C.ss.2014, et seq., and all state and local laws and ordinances similar or analogous to these laws.

         21.3 Tenant expressly agrees that Tenant shall not use, store, process, produce, handle, release, or dispose of any "Hazardous Substance" (as herein defined) on the Premises or on the Land, except for such use, storage, processing, production, or handling of Hazardous Substances as are part of the ordinary course of Tenant's business activities (the "Permitted Activities"), provided said Permitted Activities are at all times conducted in strict compliance with all Environmental Laws and further provided that the Permitted Activities have been approved in advance in writing by Landlord after disclosure to Landlord by Tenant of the specific Hazardous Substances involved (the "Permitted Materials"). Reasonable amounts of copy machine toners and other normal office supplies as reasonably necessary for the conduct of Tenant's regular office functions within the Premises shall be considered Permitted Materials, and the normal use of such office supplies and materials in the conduct of normal office operations shall be considered Permitted Activities for purposes of this Lease. The grant or denial of such approval shall be in Landlord's sole discretion, and Tenant acknowledges that Landlord has advised Tenant that such approval should be sought before execution of this Lease. Tenant acknowledges that the release or disposal of any Hazardous Substances on, at, or from the Premises or the Land is not a Permitted Activity under any circumstances, and that Tenant may not use any portion of the Premises or the Land as a landfill or a dump for Hazardous Substances or any other wastes. Tenant agrees not to install any aboveground or underground tank systems of any type on the Premises or the Land without the express written consent of Landlord.

         21.4 If any Hazardous Substances, other than Permitted Materials, or if Permitted Materials in amounts in excess of those reasonably required in the course of the Permitted Activities, are brought onto or found on the Premises, or are brought onto the Land by Tenant or those acting on Tenant's behalf, the same shall be immediately removed from the Premises and/or the Land by Tenant, at Tenant's sole cost and expense.

         21.5 Tenant shall immediately notify Landlord should Tenant become aware of any Hazardous Substance or other environmental problem or liability with respect to the Premises or the Land. In the event of the release or disposal of Hazardous Substances (or Permitted Materials) on or from the Tenant's Premises, or on or from the Land should Tenant be responsible therefor, Tenant shall be required at its own expense to remove the released or disposed of Hazardous Materials and to remediate any resulting contamination to the levels required by the governmental or other agency with jurisdiction over such releases, but in no event shall Tenant be allowed to remediate the contamination to levels less stringent than those which would permit closure of the contamination without further remedial, monitoring, or control measures by Tenant or any other person. In the event such contamination results from Hazardous Substances which are not Permitted Materials, or from Permitted Materials present in excess of any amount that could reasonably be required in the course of the Permitted Activities, Tenant shall be required to remediate any contamination to those background levels which would have been present in the absence of any releases by Tenant or those for whom Tenant is responsible, and Tenant shall be responsible for proving that these background levels will permit cessation of remediation. Tenant shall be responsible in this same manner for contamination which originated during a prior lease between Tenant or any of its predecessors and Landlord or any of its predecessors of the Premises.

         21.6 "Hazardous Substances" means any substance (i) the presence of which requires removal, remediation, or investigation under any Environmental Law; (ii) that is defined or classified as a hazardous waste, hazardous material pollutant, contaminant, or toxic or hazardous substance under any Environmental Law, including without limitation, any hazardous substance within the meaning of
Section 101(14) of the Comprehensive Environmental Response, Compensation & Liability Act, as amended, 42 U.S.C. ss.9601(14); or (iii) that contains or consists of gasoline, diesel fuel, oil, fuel oil, or other petroleum hydrocarbons.

         21.7 Tenant agrees that it shall comply with the requirements of this
Section 21 at its sole expense. However, in the event that Landlord is required to take any action, or spend any sum, or incur any damage, or a claim is made by some person (including Tenant) against Landlord therefor as a result of Tenant's failure to comply with any of its obligations under this Section 21, Tenant shall indemnify and hold Landlord (and any mortgagee and trustee under any deed of trust or mortgage on the Premises or the Land) harmless from all claims, demands, actions, liabilities, costs, (including attorneys' and consultants' fees), expenses, penalties, fines, damages (including, without limitation, diminution in value of the Land, Building, or improvements, damages for the loss or restriction on use of rentable or unusable space or of any amenity or appurtenance of the Building, damages arising from any adverse impact on marketing of building space or land area), and obligations of any nature arising from the breach of Tenant's warranties, representations, and covenants contained in this Section 21, or as a result of any use of the Premises by Tenant, its invitees, agents, contractors, or employees in violation of the foregoing provisions relating to Hazardous Substances. Amounts due under this indemnity shall be paid by Tenant within ten (10) days after written notice from Landlord that amounts subject to such indemnification have been incurred, without the requirement of awaiting for the ultimate outcome of any claim, proceeding, or litigation, whether administrative or judicial, to which the parties may resort for the resolution of their claims. The foregoing indemnification shall survive the termination or expiration of this Lease.

     22. EVENTS OF DEFAULT. Each of the following events shall be deemed to be an "event of default" by Tenant under this Lease:

         22.1 The failure of Tenant to pay any installment of Rent payable under this Lease, or failure to perform or discharge any other obligation or liability of Tenant under this Lease requiring the payment of money, when any such payment is due.

         22.2 Tenant's becoming insolvent or making a transfer in fraud of creditors or an assignment for the benefit of creditors.

         22.3 The filing by Tenant of a petition under any section or chapter of the Bankruptcy Code or under any present or future bankruptcy, insolvency, or similar law or statute of the United States or any state thereof heretofore or hereinafter enacted; or the filing of such a petition against Tenant involuntarily if such petition is not withdrawn or otherwise removed within sixty (60) days of its being filed; or the adjudication of Tenant as bankrupt or insolvent in proceedings filed against Tenant thereunder.

         22.4 The appointment of a receiver, trustee, or custodian for, or the taking possession by such a receiver, trustee, or custodian of, all or substantially all of the assets of Tenant.

         22.5 Abandonment or vacation by Tenant of any substantial portion of the Premises.

         22.6 Failure by Tenant to comply with any term, provision, or covenant of this Lease or to discharge any obligation or liability under this Lease not involving the payment of money, and the failure to cure any such failure within five (5) days after written notice thereof to Tenant, provided that if such default is not susceptible to cure within five (5) days, Tenant shall be deemed to have cured such default if Tenant has commenced efforts to cure such default within such five (5) day period and diligently pursues and completes such curative actions within a reasonably prompt period of time thereafter.

     23. REMEDIES. As used in this Section 23, the term "rent" or "Rent" shall be deemed to be and to mean all Base Rent, Additional Rent, Reimbursable Expenses, and other monetary sums required to be paid by Tenant pursuant to this Lease, and the term "Time of Determination" means the particular time at which Landlord, in its reasonable discretion, makes a determination of damages to which Landlord is entitled by reason of Tenant's default under this Lease. Landlord may make such determination at any one or more times as necessary.

Upon the occurrence of any default or breach of this Lease by Tenant, Landlord's obligations under this Lease shall be suspended and Landlord may at any time thereafter, without any notice or demand whatsoever (Tenant hereby expressly waiving any such notice or demand), without limiting Landlord in the exercise of any other right or remedy at law or in equity which Landlord may have, do any one or more of the following:

         23.1 Maintain this Lease in full force and effect and recover the Rent and other monetary charges as they become due, without terminating Tenant's right to possession regardless of whether Tenant has abandoned the Premises. If Landlord elects not to terminate this Lease, Landlord shall have the right to attempt to relet the Premises at such rent and upon such conditions, and for such a term, as Landlord deems appropriate in its sole discretion and to do all acts necessary with regard thereto, without being deemed to have elected to terminate this Lease, including re-entering the Premises to make repairs or to maintain or modify the Premises, and removing all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Reletting may be for a period shorter or longer than the remaining Term, and for more or less rent. If reletting occurs, this Lease shall terminate automatically when the new tenant takes possession of the Premises and commences payment of rent. Notwithstanding that Landlord fails to elect to terminate this Lease initially, Landlord at any time thereafter may elect to terminate this Lease by virtue of any previous uncured default by Tenant. In the event of any termination as provided by this Section 23.1, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenants default (including, without limitation, the damages described in this Section 23), as well as costs of repairing and restoring the Premises to the same good order and condition as the Premises were in prior to the beginning of the Term, reasonable wear and tear expected, and all costs of reletting, including, without limitation, commissions, attorneys' fees, restoration or remodeling costs for subsequent tenants or otherwise, and all other damages (including consequential damages).

         23.2 Terminate Tenant's right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, without limitation, the sum of the amounts of damages computed in accordance with Sections 23.2.1, 23.2.2, 23.2.3, 23.2.4, and
23.2.5. For the purpose of determining the amount of "unpaid Rent" as referenced in Sections 23.2.2 and 23.2.3, the amount of Reimbursable Expenses shall be deemed to increase annually for the balance of the Term by an amount equal to their average annual percentage increase during the three calendar years preceding the year in which this Lease was terminated, or, if such termination occurs prior to the expiration of the third calendar year occurring during the Term, then the amount of Reimbursable Expenses shall be deemed to increase monthly for the balance of the Term by an amount equal to their average monthly percentage increase during all of the calendar months preceding the month in which this Lease was terminated.

              23.2.1 Damages through the date of termination of this Lease shall include the total amount of any unpaid Rent which had been earned through such date of termination and interest thereon, from day to day, at the then maximum rate of interest allowable under law which could be charged Tenant by Landlord.

              23.2.2 Damages from the date of termination of this Lease through the Time of Determination, shall include the amounts by which the unpaid Rent which would have become due for each month from the date of termination of this Lease (without regard to the termination of the Lease) through the Time of Determination exceeds the amounts, if any, of Rent received by Landlord for each such month through the Time of Determination as a result of any reletting of the Premises by Landlord, if any, with interest on such excess amounts, from day to day, at the then maximum rate of interest allowable under law which could be charged Tenant by Landlord. If the amount of Rent received by Landlord for any month through the Time of Determination as a result of Landlord's reletting of the Premises exceeds the amount of unpaid Rent which would have become due for such month, Landlord shall in no event be obligated to pay to or credit to Tenant any amount with respect to such excess.

              23.2.3 Damages from the Time of Determination through the end of the Term (without regard to the termination of this Lease), shall include the amount by which the unpaid Rent for each month for the balance of the Term after the Time of Determination exceeds the amount, if any, of Rent contracted to be received by Landlord for such month from the Time of Determination through the end of the Term as a result of Landlord's reletting of the Premises, if any, discounting each such excess amount to its present value at the Time of Determination at the annual rate of 5.00% (the "Agreed Discount Rate"). By execution of this Lease, Tenant agrees that the Agreed Discount Rate is reasonable. If the amount of Rent contracted to be received by Landlord for any month after the Time of Determination as a result of Landlord's reletting of the Premises exceeds the amount of unpaid Rent which would have become due for such month, Landlord shall in no event be obligated to pay to or credit to Tenant any amount with respect to such excess.

              23.2.4 The total amount of damages to which Landlord is entitled shall include any other amount, necessary to compensate Landlord for all the detriment proximately caused by Tenant's default or which in the ordinary course of business would be likely to result therefrom (including, without limiting the generality of the foregoing, the amount of any commissions and/or finder's fee for a replacement tenant) and, at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

              23.2.5 In addition to any damages and other amounts set forth herein, Tenant agrees to pay Landlord's reasonable attorneys' fees and court costs in connection with Landlord's enforcement or defense of any of Landlord's rights or remedies under this Lease.

         23.3 Enter upon the Premises, without terminating this Lease and without being liable for prosecution or for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to pay Landlord on demand for expenses that Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, together with interest thereon at the rate of ten percent (10%) per annum from the date expended until paid. Landlord will not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise.

         23.4 In addition to the foregoing remedies, Landlord may change or modify the locks on the Premises if Tenant fails to pay the Rent when due. Landlord will not be obligated to provide another key to Tenant or allow Tenant to regain entry to the Premises unless and until Tenant pays Landlord all Rent that is delinquent. Tenant agrees that Landlord will not be liable for any damages resulting to the Tenant from the lockout. When Landlord changes or modifies the locks, Landlord or Landlord's agent shall post a written notice in accordance with Section 93.002 of the Texas Property Code, or its successor statute. Tenant may be subject to legal liability if Tenant or Tenant's representative tampers with any lock after the locks have been changed or modified by Landlord.

         23.5 No re-entry or taking possession of the Premises by Landlord will be construed as an election to terminate this Lease, unless a written notice of that intention is given to Tenant. Notwithstanding any such reletting or reentry or taking possession, Landlord may, at any time thereafter, elect to terminate this Lease for a previous default. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include, without limitation, the expense of repossession and any repairs or remodeling undertaken by Landlord following repossession.

         23.6 Any duty imposed by law on Landlord to mitigate damages after a default by Tenant under this Lease will be satisfied in full if Landlord undertakes to attempt to lease the Premises to another tenant (a "Substitute Tenant") in accordance with the following criteria:

              23.6.1 Landlord shall list the Premises on its web site, if Landlord has a web site, and on any inventory it mails to various parties when seeking new tenants, if Landlord mails an inventory. Landlord shall place a "For Lease" or similar sign in the vicinity of the Premises. Landlord shall list the Premises on any property data bases to which Landlord subscribes.

              23.6.2 Landlord will have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant.

              23.6.3 Landlord will not be obligated to lease or show the Premises on a priority basis, or offer the Premises to a prospective tenant when other space in the Building, or in any other buildings owned by Landlord, suitable for the prospective tenant's use is (or soon will be) available.

              23.6.4 Landlord will not be obligated to lease the Premises to a Substitute Tenant for a rent less than the current fair market rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor will Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building.

         23.7 In the event Tenant fails to pay any installment of Rent hereunder as and when such installment is due, Tenant shall be obligated to pay to Landlord (without the necessity of a demand therefor by Landlord) a late charge in an amount equal to fifteen percent (15%) of such installment; and the failure to pay such amount within ten (10) days after such installment was due shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. Additionally, if any check tendered to Landlord by Tenant under this Lease is dishonored for any reason, Tenant shall pay to Landlord an amount equal to the amount Landlord has been required to pay to its bank as a result of such dishonor.

         23.8 If, for any reason, any two or more payments by check from Tenant to Landlord for Rent are dishonored or returned unpaid, thereafter Landlord may, at Landlord's sole option, upon written notice to Tenant, require that all future payments of Rent for the remaining Term must be made by cash, certified check, cashier's check, official bank check, money order, or automatic electronic funds transfer ("Good Funds") and that the delivery of Tenant's personal or corporate check will no longer constitute payment of Rent under this Lease. Any acceptance by Landlord of a payment for Rent by Tenant's personal or corporate check thereafter will not be construed as a waiver of Landlord's right to insist upon payment by Good Funds as set forth herein.

         23.9 No right or remedy of Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy will be cumulative and in addition to any other right or remedy now or hereafter existing under this Lease, at law, in equity, or by statute. Pursuit of any of the remedies available to Landlord under this Lease or by law or equity shall not preclude pursuit of any other remedies provided by law, nor will pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions, and covenants contained in this Lease. Failure of Landlord to declare any default immediately upon its occurrence, or failure to enforce one or more of Landlord's remedies, or forbearance by Landlord to enforce one or more of Landlord's remedies upon an event of default, will not be deemed or construed to constitute a waiver of default or waiver of any violation or breach of the terms of this Lease.

     24. MORTGAGES. Tenant accepts this Lease subject and subordinate to any and all mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon or any portion thereof. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage. With respect to any mortgages and/or deeds of trust at any time hereafter created which constitute a lien or charge upon the Premises or the improvements situated thereon, Landlord agrees to request the holder of such mortgage to enter into a non-disturbance and attornment agreement with Tenant providing for such lender to honor this Lease and Tenant's interest in the Premises so long as Tenant is not in default hereunder. However, Landlord makes no warranty that any such agreement is obtainable, and Tenant's obligation to subordinate this Lease to any such mortgage shall not be dependent upon the execution of any such agreement.

     25. LANDLORD'S DEFAULT. In the event Landlord should become in default in any payments due on any such mortgage described in the above Section 24 or in the payment of taxes or any other items which might become a lien upon the Premises and which Tenant is not obligated to pay under the terms and provisions of this Lease, Tenant is authorized and empowered, after giving Landlord (and the holder of any mortgage or deed of trust lien encumbering the Premises of which it has received notice) five (5) days' prior written notice of such default and if Landlord fails to cure such default, to pay any such items for and on behalf of Landlord, and the amount of any item so paid by Tenant for or on behalf of Landlord, together with any interest or penalty required to be paid in connection therewith, shall be credited against the installments of Rent next payable by Tenant hereunder; provided, however, that Tenant shall not be authorized and empowered to make any payment under the terms of this Section 25, unless the items paid shall be superior to Tenant's interest hereunder.

     26. MECHANIC'S LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach, if at all, only to the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it shall pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon, and that it shall save and hold Landlord harmless from any and all loss, cost, or expense based on or arising out of asserted claims or liens against the leasehold estate or against the rights, titles, and interest of Landlord in the Premises or under the terms of this Lease. Further, Tenant agrees that it shall immediately remove and have released any mechanics', materialmen's, or similar lien which may become attached to the Premises or any interest therein during the Term.

     27. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing, or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing, or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

         27.1 All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for payment of Rent hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

         27.2 All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address as Tenant may specify from time to time by written notice delivered in accordance herewith.

         27.3 Any notice or document required or permitted to be delivered hereunder (collectively called "Notices") must be in writing to be effective. Any Notice, other than a payment, which shall be deemed received only when actually received, that is addressed to the party for whom it is intended at its address specified for the receipt of Notices (which is currently the address set forth below) will be deemed to have been given or made, whether actually received or not, on the second Business Day after the date it is deposited in the United States mail, postage prepaid, certified, return receipt requested. Any party may change its address for the receipt of Notices by Notice in accordance with this Section 27.3. Notices given otherwise than in accordance with this Section 27.3, including Notices given by facsimile or e-mail, will be effective upon receipt. The current addresses of the parties for Notices are as follows:


LANDLORD:  Address for Payment of Rent:       Industrial Properties Corporation
                                              P.O. Box 844243
                                              Dallas, Texas 75284-4243

           Address for Notices and All
            Other Correspondence:             Industrial Properties Corporation
                                              400 East Carpenter Freeway
                                              Irving, Texas 75062-3955


TENANT:                                       Nano-Proprietary, Inc.
                                              3006 Longhorn Boulevard, Suite 107
                                              Austin, Texas 78758

ADDITIONAL NOTICE ADDRESS:                    None



If and when included within the term "Landlord," as used in this instrument, there are more than one person, firm, or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant," as used in this instrument, there are more than one person, firm, or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of this Section 27.3 to the same effect as if each had received such notice.

     28.  MISCELLANEOUS.

         28.1 Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa, unless the context otherwise requires.

         28.2 The terms, provisions, covenants, and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors, and permitted assigns, except as otherwise herein expressly provided.

         28.3 The captions are inserted in this Lease for convenience only and in no way define, limit, or describe the scope or intent of this Lease, or any provision hereof, nor in any way affect the interpretation of this Lease.

         28.4 Tenant agrees, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which Rent has been paid, the unexpired Term, and such other matters pertaining to this Lease as may be reasonably requested by Landlord.

         28.5 Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by the lender to facilitate the financing or refinancing of the Building and Land. Tenant represents and warrants to Landlord that each financial statement is a true, complete, and accurate statement as of the date of the statement. All financial statements will be confidential and will be used only for the purposes set forth in this Lease.

         28.6 This Lease may not be altered, changed, or amended except by an instrument in writing executed by Landlord and Tenant.

         28.7 This instrument, including all Exhibits and Riders (signed or initialed by Landlord and Tenant) which are attached hereto, constitutes the entire agreement between Landlord and Tenant. No prior written or prior or contemporaneous oral statements, promises, or representations shall be binding.

         28.8 If any provision of this Lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Lease, but such other provisions shall continue in full force and effect.

         28.9 This Lease shall be construed and enforced in accordance with the laws of the State of Texas.

         28.10 The parties acknowledge that each party and its counsel has reviewed and had the opportunity to negotiate revisions to this Lease, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any amendments, annexes, or exhibits hereto.

         28.11 It is expressly agreed by the parties hereto that time is of the essence with respect to this Lease.

         28.12 Under no circumstances whatsoever shall Landlord ever be liable hereunder for consequential damages or special damages; and all liability of Landlord for damages for breach of any covenant, duty or obligation of Landlord hereunder may be satisfied only out of the interest of Landlord in the Land and Building existing at the time any such liability is finally adjudicated and all rights to appeal have lapsed. The term "Landlord" means only the owner of the Land, and in the event of the transfer by such owner of its interests in the Land, such owner shall thereupon be released and discharged from all covenants and obligations of Landlord thereafter accruing, but such covenants and obligations shall be binding upon each new owner for the duration of such owner's ownership.

         28.13 In the event of any act or omission by Landlord which would give Tenant the right to damages from Landlord or the right to terminate this Lease by reason of a constructive or actual eviction from all or part of the Premises or otherwise, Tenant shall not sue for such damages or exercise any such right to terminate until (a) it shall have given written notice of such act or omission to Landlord and to the holder(s) of the indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises, if the name and address of such holder(s) shall have previously been furnished to Tenant; and (b) a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, during which time Landlord and such holder(s) or either of them, their agents, or employees, shall be entitled to enter upon the Premises and do therein whatever may be necessary to remedy such act or omission.

         28.14 Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord.

         28.15 Landlord and Tenant agree and intend that this Lease shall supersede Section 93.002 of the Texas Property Code (and any successor statute dealing with such matters) to the extent of any conflict; without limiting the foregoing, none of the obligations or duties imposed by such section shall be binding upon Landlord unless expressly provided for in this Lease.

     29. RETURN OF PREMISES. At the end of the Term, or upon such earlier termination of this Lease as provided herein, Tenant shall surrender the Premises to Landlord in the same good order and condition as the Premises were in prior to the beginning of the Term, reasonable wear and tear excepted; provided, that in any case the Premises shall be surrendered to Landlord reasonably clean and free of debris. At such time Tenant shall deliver to Landlord all keys to the Premises. Any equipment, trade fixtures, or other property of Tenant left in the Premises after the end of the Term shall be conclusively deemed to have been abandoned by Tenant, and Landlord may thereupon without notice to Tenant take possession of such property and, at Landlord's option, either (i) declare same to be the property of Landlord, or (ii) at the sole cost and expense of Tenant, dispose of such property in any manner and for whatever consideration Landlord in its sole discretion deems advisable. Tenant agrees that it shall, promptly upon Landlord's request, execute, at Tenant's sole cost and expense, such bills of sale or other evidences of title to such property as Landlord may request.

     30. SPECIAL PROVISIONS. Additional provisions, if any, set forth on Exhibits and Riders attached hereto and made a part hereof for all purposes are incorporated herein as if fully set forth in this Lease. The attached Exhibits and Riders are as follows: EXHIBIT "A" (DEMISING PLAN). Further, the following special provisions are set forth below and made a part hereof for all purposes:

         30.1 Landlord will provide an allowance of $5,000.00 to be used for interior construction within the Premises. Landlord and Tenant shall mutually agree upon such interior construction. If the cost of the work exceeds $5,000.00, Tenant will be responsible for paying the excess cost.



EXECUTED the 6th day of , 2004.


LANDLORD:

                                              Industrial Properties Corporation

                                         By:  /s/ Lee Halford, Jr.
                                              ---------------------------------
                                              Lee Halford, Jr.
                                              ---------------------------------
                                              Printed Name

                                         Its: Exec. Vice President
                                              ---------------------------------
                                              Title


TENANT:

                                              Nano-Proprietary, Inc.

                                         By:  /s/ Douglas P. Baker
                                              ---------------------------------
                                              Douglas P. Baker
                                              ---------------------------------
                                              Printed Name

                                         Its: Chief Financial Officer
                                              ---------------------------------
                                              Title